Exhibit 3.2

                            MAJESTIC FINANCIAL, LTD.
                      ARTICLES OF AMENDMENT AND RESTATEMENT

          Majestic Financial, Ltd., a Maryland corporation (the "Corporation"), having its principal office located at National Registered Agents, Inc. of MD, 11 East Chase Street, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST:   The  Charter of the  Corporation  is hereby  amended  and
restated  in its  entirety to read as follows:

          "FIRST: The Corporation was formed on May 13, 1998 by the filing of Articles of Incorporation by James R. Deveney, II, as Incorporator, whose address is 4102 Cremson Drive, Phoenix, Maryland 21131, the Incorporator being at least eighteen (18) years of age. The Corporation was formed under and by virtue of the General Laws of the State of Maryland.

          SECOND: The name of the Corporation is
          ------

          "Majestic Financial, Ltd."

          THIRD: The purposes for which the Corporation is formed are to carry on any lawful business, and any and all activities necessary, incident, in connection with, or related thereto. The foregoing enumeration of purposes, objections and business of the Corporation is made in furtherance, and not in limitation, of the powers conferred upon the Corporation by law and is not intended, by the mention of any particular purpose, object or business, in any manner to limit or restrict the generality of any other purpose, object or business mentioned, or to limit or restrict any of the powers of the Corporation. The Corporation is formed upon the Articles, conditions and provisions herein expressed, and subject in all particulars to the limitations relative to corporations which are contained in the General Laws of the state of Maryland.

          FOURTH: The  post  office  address  of the  principal  office  of the
          ------
Corporation in this State is c/o National Registered Agents, Inc. of MD, 11 East Chase Street, Baltimore, Maryland 21202. The name and post office address of the resident agent of the Corporation in this State is National Registered Agents, Inc. of MD, 11 East Chase Street, Baltimore, Maryland 21202.The resident agent is a Maryland resident.

          FIFTH: The total authorized capital stock of the Corporation is Three Hundred Million (300,000,000) shares with a par value of $0.00 1 per share, and having an aggregate par value of Three Hundred Thousand Dollars ($300,000.00). All of such shares of capital stock are initially classified as "Common Stock." The right, privileges, voting powers, restrictions and terms and conditions of the capital stock are as set forth in Article FIFTEENTH hereof and as may be amended from time to time by the Board of Directors of the Corporation.

          The Corporation, by its Board of Directors, may establish other classes or series of capital stock, including without limitation, preferred stock, all as provided in Article FIFTEENTH hereof

          Each share of issued capital stock of this Corporation shall bear such transfer restrictions as may be set forth in the Bylaws of this Corporation or in any agreement entered into by the Corporation and its stockholders.

          SIXTH: The number of directors of the Corporation shall be one (1), which number may be increased or decreased pursuant to the Bylaws of the Corporation. The number of directors may not be less than the minimum number required by the general laws of the State of Maryland.

          SEVENTH: The Board of Directors of the Corporation shall have the power to make, alter and repeal the Bylaws of the Corporation, subject to the reserved power of the stockholders to make, alter and repeal Bylaws, as may be set forth in the Bylaws from time to time.

          EIGHTH: No holder of stock or any other security of the Corporation shall have any preemptive right to subscribe to or purchase any additional shares of stock of any class, or other securities of any nature; provided, however, that the Board of Directors may, in authorizing the issuance of stock of any class, confer any preemptive right that the Board of Directors may deem advisable in connection with such issuance, and set the price and any other terms the Board of Directors, in its sole discretion, may fix.

          NINTH: Each person who at any time is or shall have been a director or officer of the Corporation, and who is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is, or was, a director or officer of the Corporation or served at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified (and, to the extent required by statute, shall be indemnified) by the Corporation against, the expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any such action, suit or proceeding to the fullest extent provided under Section 2-418 of the Maryland General Corporation Law, as the same shall be amended or supplemented from time to time, or any successor statute. Expenses (including attorneys' fees) incurred by an officer or director in defending a civil or criminal action, suit or proceeding may, in accordance with the provisions of Section 2-418 of the Maryland General Corporation Law, be advanced by the Corporation prior to a final disposition in such matter. The foregoing right of advancement of expenses and indemnification shall in no way be exclusive of any rights of advancement of expenses or indemnification, or any other rights, to which such director, officer, employee or agent may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors and administrators of such a person.

          TENTH: To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal. If the Maryland General Corporation Law is hereafter amended to authorize the elimination or limitation of the liability of directors to a greater extent than is provided in this Article Tenth, the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Maryland General Corporation Law at that time in force. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

          ELEVENTH: A director may hold any office in the Corporation in
          --------
conjunction with the office of director.

          TWELFTH: A director or officer of the Corporation may enter into contracts or arrangements or have dealings with the Corporation, and shall not be disqualified as a director or officer thereby, nor shall he or she be liable to account to the Corporation for any profit arising out of any such contracts, arrangements or dealings to which he or she is a party or in which he or she is interested by reason of his or her being at the same time a director or officer of the Corporation, nor shall any such contract or transaction be void or voidable solely for this reason, or solely because such director or officer is present at or participates in the meeting of the Board of Directors, or a committee thereof, which authorizes any such contract or transaction, or solely because his or her vote is counted for such purpose, provided that (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee, as the case may be, in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair and reasonable to the Corporation.

          THIRTEENTH: Whenever the vote of the stockholders of the Corporation at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, in lieu of holding a stockholders' meeting, such action may be taken without a meeting, without prior notice, and without a vote, if (i) a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of all the outstanding stock of the Corporation entitled to vote thereon, and (ii) such consent action is otherwise in compliance with Section 2-505 of the Maryland General Corporation Law.

          FOURTEENTH: In carrying on its business, or for the purpose of attaining or furthering any of its objects, the Corporation shall have all of the rights, powers, and privileges granted to corporations by the General Laws of the State of Maryland, as well as the power to do any and all acts and things that a natural person or partnership could do, as now or hereafter authorized by law, either alone or in partnership or conjunction with others. In furtherance and not in limitation of the powers conferred by statute, the powers of the Corporation and of its Directors and Stockholders shall include the following:

          (a) The Corporation reserves the right to adopt from time to time any amendment to its Charter, as now or hereafter authorized by law, including any amendment that alters the contract rights, as expressly set forth in the Charter, of any outstanding stock.

          (b) Except as otherwise provided in the Charter or Bylaws of the Corporation, as from time to time amended, the business of the Corporation shall be managed by its Board of Directors. The Board of Directors shall have and may exercise all of the rights, powers, and privileges of the Corporation, except only for those that are by law or by the Charter or By-Laws of the Corporation conferred upon or reserved to the Stockholders. Additionally, the Board of Directors of the Corporation is specifically authorized and empowered from time to time in its discretion to borrow and raise money, without limit and upon any terms, for any corporate purposes; and, subject to applicable law, to authorize the creation, issuance, assumption, or guaranty of bonds, debentures notes, or other evidences of indebtedness for money so borrowed, to include therein such provisions as to redeemability, convertibility, or otherwise, as the Board of Directors, in its sole discretion, determines, and to secure the payment of principal, interest, or sinking fund in respect thereof by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, all or any part of the properties, assets, and goodwill of the Corporation then owned or thereafter acquired.

          FIFTEENTH: By Articles Supplementary to these Articles of Incorporation, the Board of Directors, without action by the Stockholders of the Corporation, may classify or reclassify any unissued shares by fixing or altering in any one or more aspects, before issuance of those shares, the preferences, conversion or other rights, voting powers, restrictions, qualifications, dividends, or terms or conditions of redemption of those shares, including but not limited to the reclassification of unissued common shares to preferred shares or unissued preferred shares to common shares.

          (a) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the
Corporation:

                   (1) Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any class of stock hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock.

                   (2) Subject to the provisions of law and any preferences of any class of stock hereafter classified or reclassified, dividends, including dividends payable in shares of another class of the Corporation's stock, may be paid on the Common Stock of the Corporation at such time and in such amounts as the Board of Directors may deem advisable.

                   (3) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled, together with the holders of any other class of stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the remaining net assets of the Corporation.

          (b) Subject to the foregoing, the power of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of the charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing, or altering one or more of the following:

                   (1) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors m connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or another class or series shall become part of the authorized capital stock and be subject to classification or reclassification as provided in this sub-paragraph.

                   (2) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

                   (3) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

                   (4) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

                   (5) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

                   (6) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

                   (7) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this sub-paragraph, and, if so, the terms and conditions thereof.

                   (8) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the charter of the Corporation.

          (c) For the purposes hereof, any class or series of stock of the Corporation shall be deemed to rank:

                   (1) prior to another class or series either as to dividends or upon liquidation, if the holders such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case ray be, in preference or priority to holders of such other class or series

                   (2) on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share there of be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

                   (3) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holder of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

          SIXTEENTH:       "The duration of the Corporation shall be perpetual."
          ---------

          SECOND:        (a) As of immediately  before the amendment and
restatement the total number of shares of capital stock of all classes which the Corporation has authority to issue is 10,000,000 shares, all of which are Common Stock (par value $0.01 per share).

                   (b) As amended the total number of shares of capital stock of all classes which the Corporation has authority to issue is 300,000,000 shares, of which 300,000,000 shares are Common Stock (par value $0.00l per share).

                   (c) The aggregate par value of all shares having a par value is $100,000.00 before the amendment and $300,000.00 as amended.

                   (d) The shares of capital stock of the Corporation are not divided into classes.

          THIRD:     The foregoing  amendment and  restatement to the Charter of the Corporation has been advised by the Board of Directors and approved by the Stockholders of the Corporation.

          IN WITNESS WHEREOF, Majestic Financial, Ltd. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on March 11, 2002.

WITNESS:                                      Majestic Financial, Ltd.


/s/  Connie White-Castellanos                 By     /s/  Francis A. Zubrowski
-----------------------------                 --------------------------------
Connie White-Castellanos,                     Francis A. Zubrowski,
Secretary                                     Chief Executive Officer


          THE UNDERSIGNED, the Chief Executive Officer of Majestic Financial, Ltd., who executed on behalf of the Corporation the foregoing Articles of Amendment and Restatement of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment and Restatement to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



/s/  Connie White-Castellanos                        /s/  Francis A. Zubrowski
-----------------------------                  -------------------------------
Connie White-Castellanos,                      Francis A. Zubrowski,
Secretary                                      Chief Executive Officer